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                                                                   EXHIBIT 23(f)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement constituting part of this Registration Statement on Form S-4 of Peoples Heritage Financial Group, Inc. of our report, dated January 22, 1998, appearing on page 76 of SIS Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in the Prospectus/Proxy Statement contained in such Registration Statement.


                                         /s/ PricewaterhouseCoopers LLP



Boston, Massachusetts
September 28, 1998